Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80619, 333-59869 and 333-70201) pertaining to the 1992 Stock
Plan, the 1992 Consultant Stock Plan, the 1995 Director Option Plan, the 1995 Employee Stock Purchase Plan and the 1999 Nonstatutory Stock Option Plan and in the Registration Statement (Form S-3 No. 333-45895) of VidaMed, Inc. of our report dated January 15, 1999, with respect to the consolidated financial statements of VidaMed, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Palo Alto, California
March 25, 1999



VIDAMED, INC - AUDITORS' REPORT AND CONSENT

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
-------------------------------------------------

The Board of Directors and Stockholders
VidaMed, Inc.

We have audited the accompanying consolidated balance sheets of VidaMed, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly and in all material respects, the consolidated financial position of VidaMed, Inc. at December 31, 1998 and 1997, and the consolidated result of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                             /s/ Ernst & Young LLP

Palo Alto, California
January 15, 1999